Amendment Two and Waiver
                              to Credit Agreement

THIS AMENDMENT TWO AND WAIVER is dated as of July 4, 1997 and is made in respect of the Credit Agreement dated as of July 12, 1996 and as amended and in effect immediately prior to the date hereof (the "Credit Agreemtn") by and among PSC SCANNING INC., a Delaware corporation formerly known as SpectraScan, Inc., which is successor by merger to PSC Acquisition, Inc., (the "Borrower"), PSC Inc. ("PSC"), the financial institutions party to the Credit Agreement (the "Lender Parties"), FLEET BANK as the "Initial Issuing Bank", and FLEET BANK, as administrative agent (the "Administrative Agent") under the Credit Agreement.

                           Statement of the Premises

The Borrower, PSC, the Lender Parties, the Initial Issuing Bank and the Administrative Agent previously entered into the Credit Agreement and the First Amendment to Credit Agreement dated as of September 27, 1996. The Borrower has requeted that the Lender Parties amend a certain definition and corresponding schedule to the Credit Agreement and waiver noncompliance by the Borrower with certain covenants in the Credit Agreement. The Lender Parties are willing to do so upon certain contingencies.

                           Statement of Consideration

Accordingly,  in  consideration  of the  premises,  and under the  authority  of
Section 5-1103 of the New York General Obligations Law, the parties hereto agree as follows.

                                   Agreement

1. Defined Terms. The terms "this Agreement," "hereunder" and similar references in the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

2. Amendment. Effective as of April 1, 1997, upon the satisfaction of all conditions set forth in Section 4 hereof, Schedule 4.01 (hh) is amended by deleting therefrom the reference to the Employment Agreement between L. Michael Hone dated September 14, 1995; and "Material Contract" as defined in Section
1.01 of the Credit Agreement shall be deemed not to include the Severance Agreement dated April 30, 1997 between PSC and L. Michael Hone or any ancillary agreement or instrument pertaining to the resignation of L. Michael Hone from eployment with PSC and all of its subsidiaries and other affiliates (collectively with PSC, the "Companies") and his positions and offices as Chairman, Chief Executive Officer, President and as a member of the Board of Directors of PSC as well as all other positions, offices and directorships with any of the Companies.

3. Waiver. Upon the satisfaction of all conditions set forth in Section 4 hereof, the Lender Parties hereby waive any and all noncompliance by PSC with Subsections (a), (b), (c) and (d) of Section 5.04 of the Credit Agreement computed as at the fiscal quarter end-date of July 4, 1997 (and only in respect of compliance required or computed as at such fiscal quarter end-date) and any and all noncompliance by PSC with Subsection (e) of Section 5.04 of the Credit Agreement through August 15, 1997, together with the right to deem any such noncompliance within the description of the foregoing waiver as an "Event of Default" pursuant to Section 6.01 of the Credit Agreement or a failure of a condition precedent pursuant to Section 3.02 of the Credit Agreement.

4. Conditions Precent to Effectiveness. This Amendment Two and Waiver shall not become effective unless and until: (a) the holders of the Subordinated Debt shall have entered into an amendment or waiver in substantially the form of Exhibit A annexed hereto; and (b) the Borrower shall have paid to the Agent for the account of each of the Lender Parties, pro-rata according to the amount of the Commitment of each Lender Party, a fee equal to one-sixteenth of one percent of the total amount of the Commitment.

5. Effect on the Credit Agreement. Except as specifically amended and waived above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed. The Borrower and PSC each acknowledge and agree that the Credit Agreement (as amended by this Amendment) and each other Loan Document to which each is a party is in full force and effect, that its Obligations thereunder and under this Amendment are its legal valid and binding obligations enforceable against it in accordance with the terms thereof and hereof, and it has no defense, whether legal or equitable, setoff or counter claim to the payment and performance of such Obligations.

6. Expenses. The Borrower shall pay promptly when billed all reasonable out-of-pocket expenses of each of the Lender Parties and the Agent (including, but not limited to, reasonable fees, charges and reimbursements of counsel to each of the Lender Parties and the Agent) incident to the preparation, negotiation, execution, administration and enforcement of this Amendment Two and Waiver and all documents and transactions required in connection with this Amendment Two and Waiver.

7. Execution in Counterparts and Effectiveness. This Amendment Two and Waiver may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment Two and Waiver, regardless of whether or not the execution by all parties shall appear on any single counterpart. Delivery of an executed counterpart of a signature page to this Amendment Two and Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. This Amendment Two and Waiver will become effective (subject to the conditions precedent set forth in Section 4 above) when the Administrative Agent shall have received counterparts of this Amendment Two and Waiver which, hwen taken together, bear the signatures of the Borrower, PSC, the Administrative Agent and the Required Lenders.

8. Applicable Law. Pursuant to Section 5-1401 of the New York General Obligationis Law, the laws of the State of New York shall govern the validity, construction, enforcement and interpretation of this Amendment Two and Waiver in whole without regard to any rules of conflicts-of-laws that would require the application of the laws of any jurisdiction other than the State of New York.

9. Headings. The headings of this Amendment Two and Waiver are for the purposes of reference only and shall not limit or otherwise affect the meanings hereof.

IN WITNESS WHEREOF, the parties hereto have caused a counterpart of this Amendment Two and Waiver to be executed and delivered by their respect representatives thereunto duly authorized, as of the date first above written.

PSC Inc.                                 PSC SCANNING, INC.
Vice President,Finance                   Vice President & Chief
and Treasurer                            Financial Officer

FLEET BANK, as Initial Issuing Bank     FLEET BANK, as Admin. Agent
Acting Vice President                   Acting Vice President

FLEET BANK                              CORESTATES BANK, N.A.
Acting Vice President                   Senior Vice President

MANUFACTURERS & TRADERS                 KEY BANK NATIONAL
TRUST COMPANY                           ASSOCIATION
Regional Senior VP                      Vice President

                                        PILGRIM AMERICA PRIME RATE
SUMITOMO                                TRUST
Vice President, NY Office               Vice President